                               SCHEDULE 14A
                              (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant  [ ]

          Filed by a Party other than the Registrant  [X]
          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [X]  Definitive Additional Materials
          [ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12 Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                         BADGER PAPER MILLS, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

       JAMES D. AZZAR, BOMARKO, INC., AND EXTRUSIONS DIVISION, INC.
---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:
     ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
     ----------------------------------------------------------------------

      (5) Total fee paid:
     ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     ----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     ----------------------------------------------------------------------

      (3) Filing party:
     ----------------------------------------------------------------------

      (4) Date filed:
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                           IMPORTANT NOTICE

                     TO ALL BADGER SHAREHOLDERS
                           WHO HOLD SHARES
                       THROUGH A BANK OR BROKER

           If your Badger share are held for your account by a bank or broker, you cannot vote your own shares. You must instruct your bank or broker to vote your shares for you.

           Badger management has chosen to delay providing notice of the upcoming Meeting so that there is only a very short period of time for proxy materials to be distributed. The company's own secretary has acknowledged that this short notice gives the company an advantage in this important vote.

           IF AND WHEN YOU RECEIVE PROXY MATERIALS FROM YOUR BANK OR BROKER (EVEN A MANAGEMENT PROXY), PLEASE VOTE FOR THE SHAREHOLDER
RESOLUTION TO RESTORE FULL VOTING POWER, AND SIGN AND RETURN YOUR VOTE IN THE ENVELOPE YOUR BANK OR BROKER PROVIDES.

           Even if you are unable to vote the shares held by your bank or broker for your account, it is important that Mr. Hefty and his board of directors get the message. IF YOU HOLD SHARES THROUGH A BANK OR BROKER, PLEASE COMPLETE, SIGN AND RETURN THE FORM BELOW TO ME TO
EXPRESS YOUR SUPPORT.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                   (Separate and return below)

Board of Directors
Badger Paper Mills, Inc.

Gentlemen:

           I hold shares of Badger Paper Mills, Inc. through my bank or broker. I would vote those shares FOR each of Mr. Azzar's proposals, if I could.

Date_____________, 1998                 X__________________________________
                                        (signature)

No. of Shares___________                ___________________________________
                                        (Please print)

                                        Name:______________________________

                                        Address:___________________________

                                        ___________________________________

PLEASE COMPLETE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE.
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        [TRANSCRIPT OF VIDEOTAPE ACCOMPANYING PROXY STATEMENT
     TO BE DELIVERED TO SHAREHOLDERS OF BADGER PAPER MILLS, INC.]

                            [BOMARKO LOGO]

                               BOMARKO
                             ____________

                             WE ADD VALUE
                           TO YOUR PRODUCT

           Value, it means many things to many people, but what is the definition of value? A low price tag, a commitment to your company, or perhaps the timely completion of a project. At Bomarko it's a philosophy. A philosophy that extends to all aspects of our company. From our quality labs to our world sourcing of raw materials, to our dedication to continuous improvement. Value is the motivation behind everything we do.

           So how do we define value? At Bomarko, it's more than a definition, it's how we conduct our business lives, a result of Vision, Ingenuity, Talent, and Commitment. It comes from years of experience producing top quality, flexible packaging that increases our customer's performance. It's the ability to respond to the customer's needs and become a business partner in the process. It's these characteristics which are the building blocks for what Bomarko is today. A company with a commitment to growing with our customers and adding value in the process.

           For instance, take our in-house quality labs, this is where we enhance the repeatability of the performance of your products. Our plants have on premise ink technicians and ink mixing equipment. As such we can insure repeated color consistency. Instead of examining finished product for flaws, and then adjusting our processes accordingly, our lab sets quality standards beforehand so that your product is run correctly, without errors, the first time and every time. That means no matter if your product requires Foil Laminating, Waxing, or Printing, waste is reduced. The Repeatability of Quality is assured and Efficiency is Increased, which in turn lowers costs.

           This Vision and Ingenuity is one of the cornerstones Bomarko is built on. It's part of our commitment to addressing issues before they become problems.

           Another aspect of problem solving is having the ability to be in tune with your customer's needs today and anticipating those of the future and then having the commitment and talents to respond quickly and accurately. Our people have one focus, one mind set, and that is to create value for your products. From Dry Waxing to Wet Waxing to Hot Melt Coating our entire team of employees are empowered to assure repetition of quality.

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           Another aspect in the Bomarko definition of value is in our purchasing power. We have created a large network of raw materials suppliers the world over. This network provides us with the stability. World sourcing means we are less affected by local or regional raw material price fluctuations and material shortages. Because of our purchasing power, we are assured Competitive Prices. This decreases unnecessary costs, a necessary aspect of value.

           Our definition of value also includes a vision of the future with you in mind. Through our systematic product development and warehousing, we can map your current and past needs and in turn help you forecast future needs. We can then process your product at the most efficient time and have it stored in our warehouse ready, on demand, when you need it. Our adherence to the principles of "Just in Time" saves us all money.

           But our commitment doesn't stop there, it also extends to the continuous improvement of our machinery and processors. We build much of our machinery on-site, which lowers our overhead. These machines are often then linked into single pass processing lines specifically designed to meet your products specifications. From Margarine and Butter Wraps to Candy and Medical Wraps, whatever your product may be, a single pass processing line can be built and dedicated to meet your present and future needs. Overall, wastes are decreased. In a one pass process our technicians are able to immediately detect and correct any quality variations, and since your product is finished in one pass from candy twisting, cereal lining to ice cream novelty papers, repeated quality is increased and your product can be completed more efficiently. This unique manner of processing is out of the norm in the flexible packaging industry, but this is one manner in which we differentiate ourselves.

           It's because value is more than a low price tag. It's growing as your partner grows, improving processes as necessary. Actually these building blocks result in value, in the form of lasting partnerships with our customers. In over 30 years of business, we have grown as our customer's needs have grown. It's because of our commitment to each and every one of our domestic and international customer's. We believe these partnerships have been built through good business relationships and mutual trust and commitment.

           Our people best exemplify this trust and commitment, because while we have grown into a multi-million dollar, globally focused company, we haven't outgrown the close-knit family spirit that impressed our customer's years ago, many of whom are still customers today. This spirit is evident in the eyes and smiles of our employees. They are a talented group of individuals, with focus and ingenuity. They are the embodiment of all the characteristics that have built Bomarko. They are committed to your needs, from roto

                                      2
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griever or flexigraphic printing to laminate, waxing, and coating.
From start to finish, they are the reason we have built such lasting and productive partnerships with our customers, because they are the people who add value to your product. We are a value driven team and look forward to the opportunity to meet your needs.












































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